Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                                          CONFIDENTIAL TREATMENT

    iDEN(R) INFRASTRUCTURE [*] SUPPLY AGREEMENT                  EXHIBIT 10.2

This Agreement ("Agreement" or "Supply Agreement") is between Motorola, Inc., a Delaware corporation, by and through its iDEN Infrastructure North American Division with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and Nextel Communications, Inc. with offices at 1505 Farm Credit Drive, McLean, VA 22102 ("Customer").

RECITALS:

Customer or its Affiliates have certain rights to use certain electromagnetic radio frequencies licensed by the Federal Communications Commission (FCC) and employs or intends to employ such frequencies to operate iDEN Systems in the "Area" defined below in Section 1.

Customer shall purchase and Motorola shall sell, and where required by the Customer, shall install and integrate iDEN Systems pursuant to the terms and
conditions of this Agreement for the term of [    *   .]

The Exhibits to this Agreement are incorporated by reference into the Agreement.

The parties previously entered into the November 4, 1991 Letter Agreement, as subsequently amended, for the sale by Motorola and purchase by Customer of Subscriber equipment for use on the Systems (the "Subscriber Agreement").

AGREEMENT:

Now therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.0    DEFINITIONS

       Capitalized terms used in this Agreement and the Exhibits shall have the following meanings:

       ACCEPTANCE TEST PLAN

       Exhibit "C" describes the Generic Acceptance Test Plan ("GATP"). The Acceptance Test Plan ("ATP") is the plan for testing a new System or System Expansion that is the specific GATP test the parties agree in certain Project Orders or Quote Orders to make up the ATP of a specific test of a System or System Expansion.

-----------------------------

(R)Registered U.S. Patent & Trademark Office.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       AFFILIATE

       All wholly owned affiliates of Customer that operate solely in the United States. See Section 6.6 for other legal entities that may qualify for special pricing and payment terms covered by this Agreement.

       AREA

       The geographic area of any of the metropolitan market areas throughout the United States.

       CHANGE ORDER

       Any change agreed to in writing, by Customer and Motorola, that modifies the type or quantity of Equipment, Software or Services set forth in a "Purchase Order", "Project Order", or "Quoted Order", which terms are defined in Section 2.4.

       COMMERCIAL SERVICE

       The point at which the System or any portion thereof is functional and operative and has one or more Subscribers, other than Subscribers specifically connected as part of a test program.

       CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

       Conditional Acceptance of a System shall occur as follows:

       With respect to new Systems, Conditional Acceptance shall occur [*] shall occur and be evidenced by a notice signed by Customer when substantially all Punchlist items have been resolved.

       With respect to Expansion Product, in the event Customer purchases Installation and Integration Services from Motorola prior to the date of shipment, [*] above with respect to the System.

       For Expansion Product, Equipment or Software purchased without Installation and Integration Services, [*] and such Expansion Product, Equipment or Software [*] Motorola will warrant the functional operation of Equipment and Software [*] so long as such Equipment and Software is installed by the Customer [*]

       CONFIDENTIAL INFORMATION

       Software, Documentation, Interfaces, and Specifications and information marked as confidential or proprietary and transferred pursuant to this Agreement which may include, without implied limitation, formulas, processes, designs, photographs, plans, samples,

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       equipment, equipment performance reports, Subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, databases, software in any form, flow charts, algorithms and other business and technical information. Excluded from Confidential Information is that which (i) the recipient had in its possession without confidential limitation prior to disclosure, (ii) which is independently developed by the recipient, (iii) which is known or becomes known to the general public without breach of this Agreement, or (iv) which is received rightfully and without confidential limitation by the recipient from a third party. Confidential Information shall be subject to the requirements of Section 12 of this Agreement.

       DOCUMENTATION

       The documentation described in Exhibit "H".

       EQUIPMENT

       Goods, hardware, and products (other than Software) contained in the Price Book or in a Project Proposal or Quoted Proposal which are supplied by or through Motorola to be used in conjunction with and as part of an iDEN System.

       EXPANSION PRODUCT

       All Fixed Network Equipment, Software, and other products and services purchased from Motorola to add to or expand a System.

       FOB

       When used herein shall mean that Motorola shall deliver to Customer's carrier at a Motorola facility.

       FIXED NETWORK EQUIPMENT - FNE

       "FNE" shall mean Motorola supplied Equipment integral to the iDEN System, including the following major components: [*]

       iDEN

       iDEN is the trademark for Motorola's advanced integrated radio-telephone and dispatch communications system that is described in Exhibit "B".

       IMPLEMENTATION SCHEDULE

       The schedule set forth in the Project Order or Quoted Order for the System or System Expansion.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       INITIAL PROGRAM LOAD (IPL)

       The Initial Program Load (IPL) Software is delivered with the System or System Expansion, shall be the most current version of iDEN Software that is in general release and includes the Software necessary to support all major subsystems or components of the iDEN System as identified in the Price Book, Project Order or Quoted Order. A license fee for the System IPL is identified in the Price Book. Exhibit "N" hereto sets forth alternate IPL license fees that may be elected by Customer, in whole but not in part, if Customer meets the qualifications set forth therein.

       INTEGRATION KIT

       "Integration Kit" shall be as defined in Section 2.4.1(b).

       INTERCONNECT CARRIER

       Any local exchange carrier, inter-exchange carrier, or reseller of local or inter-exchange service that is connected to the System.

       INTERCONNECT FACILITIES

       The medium connecting the iDEN Network Interconnect Switch to the public switched telephone network or inter-exchange carrier network of any Interconnect Carrier including termination facilities such as protected termination blocks, end office termination repeaters and Channel Service Units to permit direct connection to the System.

       PRICE BOOK

       Motorola's iDEN(R) Infrastructure Price Book, which is kept by Motorola on the iDEN web site for use in the United States and updated periodically by Motorola.

       PUNCHLIST

       The list, prepared during the ATP and the [     *     ] subsequent to the
       date of Conditional Acceptance and finalized no later than [   *   ]
       subsequent to the date of Conditional Acceptance, which sets forth those items, if any, identified by Customer in good faith and agreed to by Motorola (which agreement Motorola shall not unreasonably withhold or delay) where the System or System Expansion or Expansion Product fail to comply with the applicable specifications and performance standards set forth in Exhibit "B" and the ATP.

       RF

       Radio Frequency.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       SITE

       Each of the physical locations comprising the System, which contains FNE, including the geographic location that houses the iDEN mobile switching office equipment.

       SMP

       The Software Maintenance Program defined in Exhibit "E".

       SUBSCRIBER

       A person who uses the System entitling the System operator to revenue.

       SOFTWARE

       The object-code or, in limited cases, source code computer programs furnished by Motorola to Customer for use solely in conjunction with the specific FNE identified in the Price Book, Project Order or Quoted Order. Under the terms and conditions of the Software License in Exhibit "F".

       SUBSCRIBER UNIT

       Any manufactured and assembled, mobile or portable, iDEN telecommunications unit intended for use by any Subscriber.

       SYSTEM

       A "System" shall be defined as a specified grouping of Equipment, Software and related Services an MSO, RSO, or CSO supplied by or through Motorola for the construction of a digital mobile network to provide mobile integrated services for a geographic area utilizing the basic iDEN technology platform.

       SYSTEM EXPANSION

       A " System Expansion" shall be defined as a specified grouping of Equipment, Software and related Services or modification of an MSO, RSO, or CSO utilizing the basic iDEN technology platform, and supplied by or through Motorola as a single order or a group of related orders which are received by Motorola within thirty (30) days from the date on which the Motorola received the first of such related orders, unless otherwise agreed to, having an aggregate minimum purchase price of [*] The specific grouping shall be ordered for the modification of the existing design, or to increase the capabilities or capacities of Customer's existing iDEN System.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       SYSTEM INTEGRATION

       "System Integration" shall be as defined in Section 2.2.2(a).

       TECHNICAL DEFINITIONS

       The definitions set forth in Exhibit "B" shall have the same meaning herein.

2.0    SCOPE OF AGREEMENT: IMPLEMENTATION

       2.1 Customer agrees to purchase/license from Motorola and Motorola agrees to sell/license Equipment, Systems, System Expansions, and Expansion Product at prices set forth in the Price Book. [*] The prices for goods and services set forth in the Price Book are the [*] unless specifically noted to the contrary.

       2.2    System Strategy

              2.2.1 The parties agree to continue to work jointly to enhance the iDEN technology by:

                     a) Consulting at [*]; and

                     b) Following the [*] process to define new features; and

                     c) [*]; and

                     d) Pursuing an action plan to attain [*] via changes in System design, System architecture, operational procedures, and other vendor actions; and

                     e) Working to strengthen public awareness of the iDEN brand.

              2.2.2  System Integration Strategy

                     (a) System Integration: The parties agree that Motorola will continue to be the only System integrator for Customer's iDEN Systems. "iDEN System Integration" shall include but not be limited to System architectural design, FNE Testing, iDEN standards, etc. All major iDEN switching components that comprise the FNE will be procured through Motorola. However, if Customer elects to purchase FNE from an Alternative Infrastructure Manufacturer contemplated by the Second Amendment to the 1991 Purchase Agreement ("Alternative iDEN Infrastructure Manufacturer"), it is recognized that Motorola will continue to be the integrator of all network elements purchased from such Alternative iDEN Infrastructure Manufacturer's, [*]. These special charges shall be negotiated and agreed upon by the Customer and

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     Motorola in good faith and shall be [*]. In order to protect an Alternative iDEN Infrastructure Manufacturer 's proprietary technology from potential reverse engineering by Motorola, it is agreed that a separate secure area will be provided to such Alternative iDEN Infrastructure Manufacturer in close proximity to Motorola's iDEN development and test labs to enable Alternative iDEN Infrastructure Manufacturer integration and type acceptance testing by Motorola. The Alternative iDEN Infrastructure Manufacturer will be responsible for all costs incurred by Motorola in providing such separate secure area and in performing such integration tests, etc. Notwithstanding the commitments included in this Section, the Customer and Motorola will agree to develop a mutually acceptable arrangement for the integration of iDEN technology [*]

                     (b) Vendor Access and Information: Customer needs to receive direct product information from the major vendors to Motorola iDEN on operational support issues and future product direction. This will be accomplished by periodic supplier meetings conducted by Motorola at least twice a year.

                     (c) Vendor Substitution: While the parties will continually search the market for new vendors that can enhance overall iDEN performance, changes in vendors [*.] If a change in vendor(s) is at the request of the Customer, [*] multiple vendor(s), retrofit of existing Systems, and [*] the introduction of an Alternative iDEN Infrastructure Manufacturer.

              2.2.3  Joint Goal Setting

                     To reinforce the importance of the strategic relationship each party has with the other, the parties agree to annually set joint goals and create incentive plans for its key employees tied to achieving such joint goals.

       2.3 Motorola and Customer shall each appoint a Program Manager for each System. Each such System Program Manager shall have the responsibility to make good faith efforts to resolve problems and disputes prior to initiating the dispute resolution procedures set forth in Section 30. Other responsibilities are as follows:

              2.3.1 The responsibilities of the Motorola Program Manager shall include:

                     a. Serve as the primary Customer contact for the System.

                     b. Serve as the focal point for all Motorola internal plant and field issues.

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

                     c. Deliveries, subcontracts, installation, System testing
                        and integration, documentation, training and all duties required to coordinate any work of the various Motorola team members required by the Customer.

                     d. Clarify the final definition of all Customer and project requirements.

                     e. Establish a detailed project schedule and oversee
                        accomplishment of project milestones.

                     f. Establish the project team structure and staffing.

                     g. Establish and maintain project reporting and measurement procedures.

                     h. Meet regularly with Customer's Program Manager to review progress and project issues.

                     i. Facilitate within Motorola Customer's order placement
                        and order acceptance procedures.

              2.3.2 The responsibilities of the Customer Program Manager shall include:

                     a. Serve as primary Motorola contact for the System.

                     b. Serve as the focal point for all Customer internal and
                        field issues.

                     c. Schedule and oversee accomplishment of project
                        milestones.

                     d. Review and approve accomplishment of project milestones.

                     e. Disseminate project reports and measurement procedures
                        within Customer's organization.

                     f. Approve all modifications to specifications.

                     g. Approve and acquire all Sites, notify the Motorola
                        Program Manager of Site availability, and coordinate Motorola's access to the Sites.

                     h. Meet regularly with the Motorola Program Manager to
                        review progress and project issues.

       2.4 Customer may order System or Expansion Product on Purchase Orders, Project Orders, or Quoted Orders as defined in Section 2.4.1, Customer purchase order forms if such forms incorporate by reference this Agreement and state that this Agreement supersedes all terms and conditions that may appear as preprinted items on the customer purchase order form. The purchase order shall be used

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              only to identify quantities of goods and/or services ordered, and all prices shall be as set forth in the then current Price Book or Project Orders or special Quoted Orders. For these purposes, the following statement on a purchase order shall suffice as such incorporation by reference and supersession:

                     "All terms and conditions of the Nextel/Motorola iDEN(R) Infrastructure [*] Supply Agreement, dated as of
                     January 1, 1999, as amended, shall apply to this purchase order and shall supersede and replace any preprinted or other terms and conditions contained herein."

              Standard Equipment order lead times and installation period shall be as set forth in the then current Price Book. [*.]

       2.4.1 It is anticipated that there will be three categories of Orders hereunder:

              (a) Purchase Orders. Purchase Orders shall cover Equipment
                  (including warranty cost as shown in the Price Book); Software; Services associated with items that are identified in the Price Book or a Project Order or Quote Order as described below.

              (b) Project Orders. Project Orders shall cover System Integration
                  Services and "Integration Kits" that provide standard charges for cables and connectors, and miscellaneous or unique hardware, special engineering costs and special parts. If Customer requests non-standard work, non-standard Integration Kit charges shall apply and shall be negotiated and agreed by the parties prior to final submission and shall be reflected in the final Project Order. Project Orders shall also identify all Equipment, hardware or Software and all Purchase Orders related to the Services ordered. If Customer makes changes to the scope of the work required for the Project Order, additional or reduced charges may apply. Exhibit "A" contains a sample Project Order form and a process map of the ordering process. Project Orders may be made from Customer's ordering system, subject to use of the Section 2.4 language incorporating this Agreement.

              (c) Quoted Orders. Quoted Orders shall be for Equipment or
                  Services that are not in the Price Book or require customization or deviate in any material respect from standard product or service offering detailed in the Price Book. If Customer makes changes to the scope of the work required for the Quoted Order, additional or reduced charges may apply.

       2.4.2  Order Process

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              Purchase Orders may be completed by Customer without the need for input from Motorola. Receipt of Purchase Orders will be acknowledged by Motorola.

              Project Orders may be completed by Customer using the form set out in Exhibit "A" hereto. Motorola shall review all documents and indicate its acceptance by signing and returning a copy to Customer or shall work with Customer to modify the Project Order, which both parties shall sign indicating a binding agreement between the parties.

              Quoted Orders shall be requested by Customer, and Motorola shall prepare a specific quote for Customer. Customer shall review the Quoted Order as prepared by Motorola and all related documentation and indicate its acceptance by signing and returning a copy to Motorola or shall work with Motorola to modify such Quoted Orders. Both parties must sign a modified Quoted Order before it will be accepted by and binding on the parties.

              All Purchase Orders, Project Orders, and Quoted Orders shall contain the applicable System Integration and warranty as outlined in the Price Book. All applicable System configuration information and applicable questionnaires shall accompany Purchase Orders, Project Order, and Quote Order.

       2.4.3  Changes in Project Orders

              All changes in Project Orders shall be by written Amendment signed by both parties except for the below type of changes ("Project Order Adjustments"):

                     (a) Changes to Customer requested ship dates;

                     (b) Changes to shipping locations to an alternate
                         authorized Customer location;

                     (c) Contemporaneous faxes/emails. Project Order Adjustments may be made by the oral agreement of one Authorized Party from Customer and one Authorized Party from Motorola followed by a contemporaneous faxed or emailed confirmation from one party to the other. For the purpose of this Section, "Authorized Party" shall be the program manager or others agreed to between the parties.

              Customer may cancel orders without charge up to [*] days after the order (provided shipment has not occurred), thereafter a cancellation fee may apply.

       2.5    Head Start for iDEN Dispatch

              Subject to [*] the parties agree as follows:

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     (a) In any case where competitive suppliers offer [*].

                     (b) If Motorola's [*]. Further, until [*] any enhancements beyond the current [*.]

                     (c) [*]

3.0    OBLIGATIONS OF CUSTOMER

       Customer shall:

       3.1 Design the RF coverage plan and frequency plan for each Area including but not limited to Site location, frequencies at each Site, RF coverage from each Site, co-channel interference caused from one Site to another Site, co-channel interference from non-Customer sites.

       3.2 Procure necessary FCC radio station licenses together with such other authorizations as may be required to construct and operate the System, including without implied limitation, Site building permits, zoning variances, and any other required approval or authorizations from appropriate government and other authorities, including but not limited to the FCC, and any required authorizations from any local agencies. Assume the responsibility for interfacing with appropriate carriers and other providers for the provision of Interconnect Facilities, electrical power and Customer-supplied equipment in accordance with the Implementation Schedule.

       3.3 Make all legal arrangements and pay all expenses, that may be required, to Site owners or to others, to construct and operate each Site in accordance with the provisions of this Agreement.

       3.4 Bear the costs of its own legal fees, as well as charges for Site acquisition, Interconnect Facilities, telephone and utility charges and other services and items being supplied by Customer under this Agreement. Provide ingress and egress to Sites, as requested by Motorola, and have Sites available for timely installation of System Equipment.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       3.5 Negotiate in good faith the Implementation Schedule and adhere to the schedule for performance of the responsibilities set forth therein.

       3.6 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the [*] period following the date of Conditional Acceptance.

       3.7 Not unreasonably withhold either Conditional or Final Acceptance or any other approvals required under this Agreement.

       3.8 Assume responsibility for diagnosis, analysis, isolation, and remedy of problems in the Interconnect Facilities or at the Interconnect Carrier side of the interface with the System.

       3.9 Furnish necessary databases to Motorola in accordance with the Implementation Schedule.

       3.10 Make payments according to the schedule set forth in Section 6 of this Agreement.

       3.11   As required purchase or provide the services set forth in Exhibit
              "D".

       3.12   Assume responsibility for lawful operation of the System.

       3.13 Be responsible for the timely transportation of all Equipment from the FOB shipment point to the sites.

       3.14 Provide and assume all associated costs for warehousing, storage, inventory, and staging of Equipment prior to transport to the installation sites.

       3.15 Use best endeavors to provide secure covered storage areas at each Site and unrestricted access to each Site on a 24-hour basis.

       3.16 Furnish and install suitable environmental control facilities in each building.

       3.17 Provide telephone company network configuration including dial plan and design.

       3.18 Within [*] after the execution date of any Project Order or Quoted Order, or at such time as may be agreed by the parties, make available the technical details of any and all Customer-supplied equipment to which the System must be interfaced. Also provide technical liaison personnel on a full-time basis with the knowledge of Customer-supplied equipment.

       3.19 Provide any outside cable support bridges required, coaxial, and transmission line access ports into the buildings, inside conduit or cable ducts, any necessary inside floor trenches and cable raceways required for installation.

       3.20   Provide insurance coverage for all Equipment from FOB point.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       3.21 In response to Motorola's reasonable request, provide Motorola with information as may be required to enable Motorola to comply with all applicable laws and regulations.

       3.22 Provide all Site development services and engineering drawings as set forth in Exhibit "D", in order to enable Motorola to install and integrate the System in accordance with the agreed upon schedule set forth in the Implementation Schedule.

       3.23 Provide capable technical personnel in order to be trained in the operation and maintenance of the System and to interface with Motorola with regard to operational and maintenance issues.

       3.24 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

       3.25 Provide forecasts in good faith for Equipment and Services, addressing [*], provided that such forecasts shall not constitute commitments to purchase Equipment and Services or to submit orders for Equipment and Services. These forecasts may be revised by the Customer at any time and for any reason.

       3.26 Provide Motorola with reasonable notice of any anticipated delay in Customer's performance hereunder.

4.0    OBLIGATIONS OF MOTOROLA

       Motorola shall:

       4.1 Conduct analyses to determine the required material, effort, and services necessary for Installation and Integration at no extra cost.

       4.2 Negotiate in good faith Implementation Schedules and perform according to such Schedules.

       4.3 Negotiate in good faith the Punchlist for the System or System Expansion and Expansion Product prior to the expiration of the [*] period following the date of each respective Conditional Acceptance.

       4.4 Install the MSO Equipment and adjust the System or System Expansion to the standards set out in Exhibits "B" and "C" and in compliance with Exhibit "D".

       4.5    Keep Customer advised of modifications required.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       4.6 Provide, at a reasonable cost to Customer, a retrofit package for any change in standards subsequently put into effect by the industry, the government, regulatory agencies, as well as those promulgated by Motorola.

       4.7 Continue to develop operability and reliability improvements to iDEN technology over time to reduce the Customer's cost of ownership on a per Subscriber basis and continue to develop and implement new feature functionalities agreed to by the parties throughout the term of the Agreement.

       4.8 When requested to by Customer, review the frequency plan prepared by Customer or Customer's consultant at no additional charge to Customer. Because of differences in radio coverage and interference models and the timeframe of implementation, this review will not be a complete detailed alternate engineering of the System design, but rather a review of selected design elements in sample areas. It is understood that Motorola's obligation is only to review the frequency plan as an accommodation to Customer. Motorola shall not recalculate or verify the frequency plan preparer's work and shall have no responsibility or liability whatsoever based on this review.

       4.9 Not divert to another customer any Equipment scheduled for delivery to Customer pursuant to an accepted Purchase Order, Project Order or Quoted Order without Customer's approval.

       4.10 Make spares and replacement parts available for [*] from the date of this Agreement. Motorola reserves the right to substitute equivalent products. Spare and replacement parts prices shall be at the then current Motorola prices.

       4.11 Install and integrate the System or System Expansion and Expansion Product in compliance with all applicable federal, state and local laws and all rules and regulations promulgated pursuant thereto including all FCC approvals and certifications.

       4.12 Use commercially reasonable efforts to accept Customer's orders, to make timely delivery and to install and integrate the System or System Expansion according to the Schedule set forth in the Implementation Schedule.

       4.13 Use commercially reasonable efforts to remedy all Punchlist items, defects and problems during the warranty and maintenance periods.

       4.14 In response to Customer's reasonable request, provide Customer with information as reasonably known to Motorola which may be required to enable Customer to comply with all applicable laws and regulations.

       4.15   Use skilled personnel, competent to perform assigned tasks.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       4.16 Perform all other obligations set forth in this Agreement and any other agreement delivered in connection herewith.

       4.17 Provide Customer with reasonable notice of any anticipated delay in Motorola's performance hereunder.

       4.18 Prior to shipment Motorola will obtain type approval for any Equipment sold herein that requires type approval in the Area.

       4.19 For any new product development Motorola shall propose special terms and conditions associated with the purchase of such new product for the parties' approval.

       4.20 All equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

       4.21 At the time or times contemplated herein for the transfer of title to any equipment included in the System, Motorola shall convey to Customer all right in and good title to such equipment by appropriate title documents. Title to Software shall not be conveyed to Customer at any time.

       4.22   [*]

5.0    SITE CONFIGURATIONS

       This Agreement, and the prices provided in the Price Book, Project Order, or Quoted Order are predicated on the use of certain Site configurations provided by Customer. Customer is free to alter Site configurations during the course of performance of this Agreement. However, changes in site configurations may result in either increased or decreased costs for BSC equipment, MPS equipment and other related FNE.

6.0    PAYMENT AND PRICING

       6.1    General Payment Terms

              Customer shall pay to Motorola the price of subsystem Equipment and Software components and related Services, as set forth in the Price Book in effect at the time of such Equipment order and will use an appropriate Company purchase order to order all Equipment, Software and/or Services in United States dollars, and according to the following terms and payment schedules:

              6.1.1 The Price Book contains standard lead times (which are updated as market conditions change) and expedite fees which are incorporated by reference

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     herein. Motorola does not warrant that lead times can be moved in. At times Motorola can move in such lead times by paying Motorola's suppliers expedite fees, paying for overtime or other methods. If Motorola is requested to perform in such times Customer shall pay the expedite fees set forth in the Price Book. The lead times set forth in the Price Book will be shown for both cases where the product is forecasted and when it is not forecasted.

              6.1.2 For all [*] and for all [*] purchased by Customer hereunder, Motorola shall invoice [*] of the purchase price upon shipment. Customer shall pay such invoices within [*] of issuance.

                     For all [*] purchased by Customer hereunder other than [*,] Motorola shall invoice [*] of the purchase price upon shipment, [*] of the purchase price upon Conditional Acceptance and [*] upon Final Acceptance. [*.] Customer shall pay such invoices within [*] of issuance.

                     Motorola shall, from time to time, set open account credit limits for the Customer and notify customer of such limits.

              6.1.3 Taxes, duties and fees: Exclusive of corporate and personal income taxes, all taxes applicable to this transaction, including but not limited to sales, lease, service rental, use, property, wage, occupation, value added or similar taxes, customs and import duty, and any state or local government obligations shall be borne by Customer. Upon Motorola's request, Customer shall produce sufficient evidence within [*] of such request to prove that Customer has fulfilled its obligation relating to all taxes, duties, and fees. If any such taxes, duties, or fees are determined by the applicable taxing authorities to be applicable to this transaction and, notwithstanding Customer's responsibility, Motorola is required to pay or bear the burden thereof, then the prices set forth in the Price Book, Project Order or Quoted Order shall be increased by the amount of such taxes and any interest or penalty, and Customer shall pay to Motorola the full amount of any such increase no later than [*] after receipt of an invoice. Motorola shall, where possible, use reasonable efforts to minimize Customer's tax burden unless, in Motorola's sole judgment, the effort and/or result would be to Motorola's detriment.

              6.1.4 The licensing fee for Software is set forth in the Price Book. Subsequent purchases of Equipment, increases to capacity, SMP renewals or new features [*], as set forth in the Price Book or as specifically proposed by Motorola. Exhibit "N" hereto sets forth alternate IPL license fees that may be elected by Customer, in whole but not in part, if Customer meets the qualifications set forth therein. In the event there is an Alternate

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     Infrastructure Manufacturer, the parties shall agree to a new method of [*] or, if the parties cannot agree, revert to the [*] as it appears in the Price Book. All Software shall be licensed per the terms and conditions set forth in Exhibit "F".

                     The software [*] offered in Exhibit "N" is valid only for the purchase of [*] as a package from Motorola. If any Motorola [*] hardware is purchased directly from a third party source, [*] shall be charged in addition to any applicable fees set forth in Exhibit "N". Motorola does not accept any liability for System integration or warranty obligation for such separately purchased hardware or software, and if Motorola is called on any warranty claim or other service request involving such hardware or software, Customer [*] for such calls.

              6.1.5 Customer shall pay for any training ordered by the Customer per the Price Book and other appropriate agreements.

              6.1.6 Subject to the conditions contained in 4.11 any costs required to modify the System in order to comply with local codes or regulations shall be Customer's responsibility.

              6.1.7 For any amount due hereunder which remains unpaid, the Customer shall pay Motorola [*] of the amount due for each month or portion thereof that the amount remains unpaid.

              6.1.8 For each [*] complex or the equivalent shipped during the term of this Agreement, Customer shall receive, [*.] For each group of [*] shipped during the term of this agreement Customer shall receive [*.] Each "set" of MSO training classes includes all iDEN technical training courses currently available in the Exhibit "G" training catalog.

              6.1.9 All prices quoted herein assume [*]. Where the customer requires the use of [*] than a price increase or decrease equal to the applicable [*] will apply.

       6.2    Method of Payment

              Payment shall be made by wire/telegraphic transfer to the following address:

                     [*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       6.3    Prices Generally

              6.3.1  [*.]

              6.3.2  [*.]

              6.3.3  [*.]

              6.3.4  [*.]

              6.3.5  [*.]

              6.3.6  [*.]

              6.3.7  [*.]

              6.3.8  [*.]

       6.4    [*.]

       6.5    [*.]

              6.6    [*.]

       6.7    Security Interest

              Customer hereby grants to Motorola a continuing security interest and right of possession in and to all equipment sold to Customer under this Agreement whether or not such goods are manufactured by Motorola, whether now owned or hereafter acquired by Customer, together with all substitutions, replacements and renewals thereof, and in all proceeds and products thereof, including without limitation, insurance proceeds, all termed collateral. Customer agrees to cooperate in whatever manner necessary to assist Motorola in perfection of the security interest upon request. If there is any conflict between this Paragraph and any other financing agreement(s) with Motorola, such financing Agreement(s) shall take precedence.

       6.8 For the purpose calculating quantity discounts hereunder equipment [*] shall be counted in the same manner as if Customer had [*] directly.

7.0    ADDITIONAL OUT OF SCOPE TESTS

       7.1 The parties agree that the acceptance testing shall be done for all new Systems and a modified ATP shall be performed for all System Expansions and shall be included in all relevant Purchase Orders, Product Orders, or Quoted Orders. The

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              ATP tests shall be chosen from the GATP the parties have agreed to and set forth as Exhibit "C" and identified on the Project Order or Quote Order when Customer purchases ATP Services.

              This ATP is generic in nature and tests operational features. Should a certain feature or option not be purchased then it is agreed that portion of the ATP shall be deleted and will not be performed. Motorola shall supply new sections to cover new products or features Motorola develops. The GATP will be amended to reflect desired practices for testing Systems in Commercial Service. The parties acknowledge that different approaches are required for Systems in Commercial Service and those acceptable for Systems not in Commercial Service.

       7.2 Should Customer request additional testing above and beyond the ATP, these tests shall not be considered until after Conditional Acceptance of the System. Motorola shall prepare and present to Customer a quotation detailing the time and material charges that such additional testing may require on a time and material basis. [*.]

       7.3 Individual Site Tests and the Switch Test shall be performed in accordance with the ATP as soon as the individual Sites and Switch are completed. The System Test shall be performed as soon as the Switch and Site Tests are completed. If all the Sites are not available and operational due to Customer's failure to obtain the Sites by the required scheduled time as contained in the Implementation Schedule hereto ("Unavailable Sites"), the tests shall still take place.

       7.4 The Areas served by the Unavailable Sites shall not be included in the System Test. When the Unavailable Sites are operational and available, the Site Test shall be completed. The existence of Unavailable Sites shall not hold up the ATP or Conditional or Final Acceptance.

       7.5    Additional Testing Costs

              The cost of obtaining a passing test for each of the items in the ATP is included in the purchase price of the ATP. Any additional testing shall be billed to Customer as set forth in Section 7.2. This includes, but is not limited to, testing due to:

              a. Customer's desire for testing not included in the ATP; and

              b. Retesting that is needed because the Customer's Site team makes changes to agreed schedules to such an extent Motorola needs to materially extend the time period its ATP team needs to complete the ATP; and

              c. RF interference from outside sources; and

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              d. The need to respond to complaints of third parties alleging
                 Customer's System interferes with their systems, unless the Equipment sold hereunder is not operating within licensed parameters; and

              e. Unavailable Sites.

8.0    FNE WARRANTY AND SOFTWARE MAINTENANCE PROGRAM

       8.1    FNE Hardware Warranty

              8.1.1 FNE, is warranted to be free from defects in material and workmanship at time of shipment and will be warranted [*.] The [*] EBTS Equipment hardware warranty during the warranty period shall be [*] for all shipments that occur during the effective dates of this Agreement. All other warranty charges shall be as per the Price Book. Parts will [*] except as outlined herein.

              8.1.2 Customer shall be responsible for the initial level of diagnosis (i.e., for identification and isolation of FNE hardware problems to the board level), for hardware, firmware and software removal and replacement, and for sending the malfunctioning product, packed in a manner to prevent damage, to the [*]. Customer shall be responsible for [*]. When such products or their replacements are being returned to Customer, Motorola shall bear such charges.

              8.1.3 Parts and labor at the [*] to repair or replace defective FNE will be [*.]

              8.1.4 In the event a defect occurs during the warranty period Motorola, at its option, will either repair or replace the product. Any item replaced will be deemed to be on an exchange basis, and any item retained by Motorola through replacement will become the property of Motorola. Repaired or replaced parts shall have a warranty of the greater of the remainder of this warranty period or [*.]

       8.2 This Warranty does not cover defects, damage, or malfunctions resulting from:

              8.2.1 Use of the products in other than their normal and customary manner.

              8.2.2 Misuse, accident, neglect, environmental or Site conditions not conforming to the specifications for the product as set out in the current Equipment specifications, or unauthorized access to source or object code or manipulation of Software elements

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              8.2.3 Unauthorized alterations or repairs, use of unapproved parts in the products or the combination or interfacing of the products, use of "gray market" parts or components, in each case in a manner not approved by Motorola. "Gray market" components or parts are those components or parts purchased (a) outside the United States or (b) from unauthorized sellers of such components or parts.

              8.2.4  An event of Force Majeure.

              8.2.5 Installation, integration, or movement of products from their original installation Site that is not in accordance with Motorola hardware configuration and datafill guidelines.

              8.2.6 Failure of antennas, lines, or any part of the Interconnect Facilities.

              8.2.7 Failure of Customer to maintain or provide maintenance for the System pursuant to Motorola Equipment and Software maintenance agreements, or other maintenance, substantially in accordance with the Documentation and under the supervision of one or more individuals who shall have completed appropriate Motorola training.

              8.2.8 Damage which occurs during shipment of the product to Motorola for warranty repair.

       8.3 Except as associated with an agreed-to assignment, this express warranty is extended by Motorola, Inc. to Customer only and is valid only in the Area.

       8.4    Software Maintenance Program (SMP)

              8.4.1 Customer commits to purchase SMP [*] and Motorola commits to offer SMP at the prices set forth in Exhibit K [*] therein pursuant to the proposal set forth in Exhibit "O". Forward [*] shown in Exhibit K [*.] Therefore, to the extent Motorola is able to [*.] The quarterly payment shall be one-quarter of the calculated annual payment. SMP prices for [*] are attached. The quoted prices are for the services defined in Exhibit "O". The SMP Agreement shall be evidenced by Customer's Purchase Order indicating which sections of said proposal are agreed to by the parties. Any additional services agreed to by the parties shall also contain applicable pricing for such services.

              8.4.2 Motorola warrants that at the time of ATP or delivery of Software, that the Software will cause the System to operate as required by the ATP. Thereafter, all reproducible software defects or bugs shall be corrected as part of SMP.

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

              8.4.3 Motorola represents and warrants that Software supplied under this Agreement does not have "Software Traps" designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other such actions.

       8.5    Non-FNE Products

              Non-FNE products are warranted only to the extent provided to Motorola by the manufacturer or supplier of such product.

       8.6 Motorola warrants that each hardware, software, and firmware product delivered under this Agreement and listed on Exhibit "M" as "Year 2000 Compliant" shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the year 1999 and the year 2000, including leap year calculations, when used in accordance with the product documentation provided by Motorola, provided that all listed or unlisted products (e.g., hardware, software, firmware) used in combination with such listed product properly exchange date data with it. This warranty shall extend to date-related defects discovered through January 1, 2001. Customer must notify Motorola, in writing, no later than January 1, 2001 of Product that does not conform to this Express Warranty. The remedies available for breach of this warranty shall be as defined in, and subject to, the terms and limitations of Sections 8.1 through 8.5 and Section 8.7. Except as provided herein, nothing in this warranty statement shall be construed to limit any rights or remedies provided elsewhere in this Agreement with respect to matters other than Year 2000 performance.

       8.7 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

              MOTOROLA WARRANTS THAT FOR THE TERM OF THIS AGREEMENT THAT THE INDIVIDUAL FNE PRODUCTS WILL OPERATE TOGETHER AS A SYSTEM WITHIN GENERAL OPERATING LIMITS SPECIFIED IN EXHIBIT "B", SO LONG AS THE AVERAGE SUBSCRIBER USAGE CHARACTERISTICS OF THE INDIVIDUAL FNE PRODUCTS AT BUSY HOUR DO NOT CAUSE THE PEAK CAPACITY LIMITS OF INDIVIDUAL FNE PRODUCTS TO BE EXCEEDED AND ANY EQUIPMENT INSTALLED BY THE CUSTOMER WITHOUT MOTOROLA INTEGRATION AND GATP ASSISTANCE IS INSTALLED IN ACCORDANCE WITH MOTOROLA HARDWARE CONFIGURATION AND DATAFILL GUIDELINES; BATTERIES ARE

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

              EXCLUDED BUT CARRY THEIR OWN SEPARATE LIMITED WARRANTY FROM THEIR MANUFACTURER. MOTOROLA DISCLAIMS LIABILITY FOR RF COVERAGE UNDER THIS WARRANTY.

9.0    PRODUCT CHANGES OR SUBSTITUTIONS

              At any time during its performance of this Agreement, Motorola may implement changes in the products set forth in Exhibit "B", modify the drawings and specifications relating thereto, or substitute therefor products of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use:

                     (1) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the parties that the change can be made after Customer knows the effect thereof);

                     (2)    shall not detract from the safety of the product;
                            and

                     (3)    shall be FCC type-accepted, if required.

                     (4) Motorola shall notify Customer of any change that is not downward compatible.

10.0   DISCLAIMER OF PATENT LICENSE AND INTERFACE LICENSES

       10.1 Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Motorola, except that Customer shall have the normal non-exclusive royalty-free license to use which is implied, or otherwise arises by operation of law, in the sale of a product.

       10.2 For iDEN infrastructure Equipment, Motorola shall provide Interface Licenses to qualified licensees on terms to be negotiated.

              10.2.1 Motorola shall license on fair and equitable terms, to qualified applicants who commit to promote iDEN, the essential patents needed to implement in the United States and Canada the interfaces listed in 10.2.3 below ("Interface Licenses").

              10.2.2 Interface specifications shall include, but not be limited to, written documentation, drawings, figures and plans necessary to convey the information which will fully delineate the requirements for iDEN interoperability. Specifications will be provided from time to time in the same level of details as could be expected in standards documentation

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     such as [*] although the parties acknowledge that initially such documents will not be up to such level. Motorola technical support personnel shall be available on reasonable request to provide timely answers to licensees regarding the specifications.

              10.2.3 THE BELOW INTERFACES HAVE BEEN FULLY DOCUMENTED AND ARE
                     AVAILABLE FOR LICENSING BY MOTOROLA: [*]

              10.2.4 Motorola will, if there is bona fide interest to
                     manufacture from a reputable manufacturer with a commitment on going forward or some other indication it will proceed, write the [*] and make it available on terms similar to the above interfaces for licensing.

              10.2.5 Motorola shall provide to Customer a copy of the
                     documentation provided to Interface Licensees for Customer's internal use only and subject to confidentiality restrictions and other appropriate restrictions to protect Motorola's intellectual property rights.

              10.2.6 Infrastructure licensee(s) shall have the ability to procure from Motorola, on reasonable commercial terms, components (such as unique proprietary integrated circuits, etc), subassemblies (including component boards), complete assemblies, and software needed to produce iDEN product.

11.0   INTELLECTUAL PROPERTY INDEMNITY

              11.1 Motorola shall defend Customer against a claim that Motorola-manufactured products or latest unmodified release of Software supplied hereunder infringe a U.S. patent or U.S. copyright, provided that (i) Customer promptly notifies Motorola in writing of the claim, (ii) Motorola has sole control of the defense and all related settlement negotiations, and (iii) Customer gives Motorola information and assistance for the defense of all at Motorola's expense provided, however, that Customer's failure to provide such notice shall not relieve Motorola of liability under this
                     Section 14 except to the extent Motorola was prejudiced thereby. Subject to the conditions and limitations of liability stated in this Agreement, Motorola shall indemnify and hold Customer harmless from all payments which by final judgments in such suits may be assessed against Customer on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against Customer by a court of law.

              11.2 Customer agrees that if Motorola-manufactured products or Software become, or in Motorola's opinion are likely to become, the subject of such a claim, Customer will permit Motorola, at its option and expense, either to procure the right for Customer to continue using such products or

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

                     Software or to replace or modify same so that they become non-infringing without affecting the function and capability, and if neither of the foregoing alternatives is available on terms which are reasonable in Motorola's judgment, Customer can return Motorola-manufactured products and/or Software for full credit on the entire unusable portion thereof.

              11.3 Motorola has no liability for any claim of patent or copyright infringement to the extent based upon adherence to specifications, designs or instructions furnished by Customer, nor for any claim based upon the combination, operation or use of any Motorola-manufactured products or Software supplied hereunder with products, software or data not supplied by Motorola, nor for any claim to the extent based upon alteration of the products or modification of any software supplied by entities other than Motorola.

12.0   CONFIDENTIALITY

              12.1 From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

                     12.1.1 To maintain the confidentiality of such Confidential
                            Information and not disclose same to any third party, except as authorized by the original disclosing party in writing, or in connection with a public or private debt or equity offering of securities, or as required by law or a court or as required for compliance with the federal securities laws, provided no documents shall be given to the Securities and Exchange Commission ("SEC") until Motorola has had an opportunity to review them. Any such information that Motorola believes is confidential Customer will use its best efforts to get confidential treatment from the SEC. Such Confidential Information also includes oral and visual Confidential Information.

                     12.1.2 To restrict disclosure of Confidential Information
                            to employees and technical, legal and financial consultants who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

                     12.1.3 To take precautions necessary and appropriate to
                            guard the confidentiality of Confidential
                            Information, including informing its employees and consultants who handle such Confidential Information that it is confidential and not to be disclosed to others and as to all technical consultants obtain a signed non-disclosure agreement consistent therewith.

Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                     12.1.4 That Confidential Information is and shall at all
                            times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

                     12.1.5 To use such Confidential Information only as
                            required in performance of this Agreement.

              12.2 Except as may be required by applicable law, neither party shall disclose to any third party the contents of this Agreement, the Exhibits or any amendments hereto or thereto for a period of [*] years from the date of execution hereof without the prior written consent of the other except as provided for in Section 12.1.1.

13.0   TRADEMARK AND PUBLICITY

       Nothing contained in this Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. No publicity, advertising, etc. with regard to this Agreement or the System which mentions the other party shall be released without prior written consent of the other party.

14.0   SHIPMENT, DELIVERY AND PACKING

       14.1 Motorola may ship products at any time during the "Time Frame" (the interval between the shipment/implementation date and the completion date for a particular activity as set forth in the Implementation Schedule) and may invoice Customer upon shipment as provided in Section 6 of this Agreement. No shipment of products during said Time Frame shall be considered early for purposes of invoicing.

       14.2 Customer shall select the carrier and notify Motorola in writing or instruct Motorola to use the best available carrier or any carrier as previously used by Customer, unless Customer notifies Motorola not to use such carrier.

       14.3 Motorola shall use all reasonable efforts to ship products directly to the Site or Customer designated warehouse.

       14.4 In the event that the Site or Customer designated warehouse is not available to receive Equipment because Customer has not met its obligations hereunder to receive the products when shipped, Motorola, at its option, may ship said products to a warehouse in or near the area as designated by Customer, and Customer shall

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement bear the costs of warehousing, reloading, transporting, off-loading and moving the products onto the Site when such Site becomes available.

       14.5 Shipping documentation shall be developed to the mutual satisfaction of the parties. Shipping terms are FOB manufacturing site or Motorola facility. The manufacturing site may be other than a USA facility.

       14.6 Motorola shall have the Equipment securely packed so as to withstand numerous handlings and loading as appropriate for inland, sea and/or air transportation. Motorola shall take reasonable protective measures to protect Equipment from weather and shock, considering the different shapes and special features of the Equipment.

15.0   TITLE, INDEMNITY, INSURANCE

       15.1 Good title, free and clear of all liens or other encumbrances to the FNE and other Motorola provided products supplied hereunder and risk of loss for all such products shall pass to Customer upon delivery FOB point of shipment.

       15.2 The above notwithstanding, title to Software and underlying intellectual property rights (i.e., patents, copyrights, proprietary and confidential information, and know-how) belonging to Motorola or any other third party shall remain with Motorola or such third party. This Agreement only grants a right to use such Software.

       15.3 All Equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

       15.4 DURING THE TERM OF THIS AGREEMENT THE PARTIES SHALL INDEMNIFY AND HOLD HARMLESS EACH OTHER TOGETHER WITH THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AFFILIATES AND SUBSIDIARIES FROM ANY AND ALL LOSS, DAMAGE, EXPENSE, JUDGMENT, LIEN, SUIT, CAUSE OF ACTION, DEMAND OR LIABILITY (COLLECTIVELY, "LOSS") FOR PERSONAL INJURY (INCLUDING DEATH) AND TANGIBLE PROPERTY DAMAGE WHICH MAY BE IMPOSED ON OR INCURRED BY ONE PARTY ARISING DIRECTLY OUT OF THE INTENTIONAL MISCONDUCT OR NEGLIGENT ACTS OR OMISSIONS OF THE OTHER, ITS AGENTS, SUBCONTRACTORS, OR EMPLOYEES DURING THE PERFORMANCE OF ANY WORK HEREUNDER. THE INDEMNIFYING PARTY SHALL, AT ITS SOLE EXPENSE, DEFEND ANY SUIT BASED UPON A CLAIM OR CAUSE OF ACTION WITHIN THE FOREGOING INDEMNITY PROVISION AND SATISFY ANY JUDGMENT THAT MAY BE RENDERED AGAINST THE OTHER RESULTING THEREFROM, PROVIDED THAT THE INDEMNIFYING PARTY SHALL BE GIVEN (I) PROMPT NOTICE OF ANY

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

              SUCH CLAIM OR SUIT; AND (II) FULL OPPORTUNITY TO DEFEND SUCH CLAIM OR SUIT; PROVIDED, HOWEVER, THAT FAILURE TO PROVIDE SUCH NOTICE SHALL NOT RELIEVE THE INDEMNIFYING PARTY OF LIABILITY UNDER THIS SECTION EXCEPT TO THE EXTENT THE INDEMNIFYING PARTY WAS PREJUDICED THEREBY. THE INDEMNIFIED PARTY MAY, AT ITS ELECTION, PARTICIPATE IN THE DEFENSE OF ANY SUIT, AND SHALL COOPERATE FULLY IN DEFENDING ANY CLAIM OR SUITS. THE INDEMNIFYING PARTY SHALL PAY ALL COSTS, EXPENSES, AND REASONABLE ATTORNEY'S FEES INCURRED BY THE INDEMNIFIED PARTY IN CONNECTION WITH ANY SUCH SUIT OR IN ENFORCING THIS INDEMNITY PROVISION, PROVIDED A VALID CLAIM IS PRESENTED.

              WITHOUT LIMITING THE FOREGOING PARAGRAPH, EACH PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AFFILIATES AND SUBSIDIARIES FROM ANY AND ALL LOSS, AS DEFINED IN THAT PARAGRAPH, WHICH IS BASED UPON OR ALLEGED TO ARISE FROM, ANY STATEMENT, REPRESENTATION, INFORMATION OR OTHER COMMUNICATION MADE BY THE PARTY, ITS OFFICERS, EMPLOYEES, UNDERWRITERS, OR AGENTS TO OFFEREES, PURCHASERS OR POTENTIAL CUSTOMERS OF CUSTOMER STOCK OR OTHER SECURITIES, INCLUDING BUT NOT LIMITED TO ANY STATEMENT, REPRESENTATION, INFORMATION OR OTHER COMMUNICATION CONCERNING THIS AGREEMENT, THE IDEN SYSTEM, SPECIALIZED MOBILE RADIO SYSTEMS OR TECHNOLOGY IN GENERAL AND INCLUDING BUT NOT LIMITED TO ANY LOSS ARISING UNDER APPLICABLE SECURITIES LAWS.

       15.5 Customer and Motorola each shall be named as additional insured under the other's comprehensive general liability policy for claims arising out of work performed hereunder (which includes but is not limited to product and public liability, property and all risk insurance).

16.0   FORCE MAJEURE - EXCUSABLE DELAY

       16.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the reasonable control of the delayed party:

              16.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities and regulatory actions, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, and loss or damage to goods in transit, or;

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              16.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services, or facilities.

       16.2 In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the period of time lost by reason of the delay. If any such delay lasts for more than one hundred eighty (180) days, the parties shall consult with one another for the purpose of agreeing upon the basis on which the delayed party shall resume work at the end of the delay. If no reasonable solution to the delay is available, then either party may, by written notice, cancel that portion of the Agreement which is delayed, and adjust the Agreement price appropriately.

17.0   TERMINATION

       17.1 Either party may terminate this Agreement without liability by the giving of notice, in accordance with Section 23, if (i) the other makes a general assignment for the benefit of creditors or goes into compulsory or voluntary liquidation, (ii) if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within sixty (60) days after it has been filed, or (iii) the other shall commit any material breach of its obligations hereunder.

              In the case of any material breach, neither party shall terminate this Agreement unless and until the other shall have failed to cure such breach within [*] after it shall have been served with a notice, in accordance with Section 23, (i) stating the nature of the breach, (ii) requiring that the breach be cured, and (iii) stating its intention to terminate the Agreement if compliance with the notice is not met.

       17.2 The termination of this Agreement shall not affect or prejudice any provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.

       17.3 If this Agreement is terminated, Motorola shall have the right to determine whether any unfilled Purchase Orders, Project Orders or Quoted Orders in existence at the time of such termination shall be completed under the terms of this Agreement or cancelled.

18.0   LIMITATION OF LIABILITY

       NEITHER PARTY, WHETHER AS A RESULT OF BREACH OF AGREEMENT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT, OR OTHERWISE, SHALL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, (EXCEPT REPLACEMENT PRODUCTS UNDER SECTIONS 9 AND
       13), FACILITIES OR SERVICE, OR DOWNTIME COSTS OR CLAIMS OF THIRD PARTIES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

19.0   ASSIGNMENT - RESALE OF EQUIPMENT

       19.1 [*.] Resale of Equipment and assignment of software to any Affiliate shall not require any consent or approval of Motorola. Any sale-leaseback of equipment by the Customer [*] to provide appropriate waivers.

       19.2 [*.] Services outside the United States may be higher, and Equipment may require upgrades at an additional charge to comply with foreign laws.

       19.3 The Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets. Specifically, Motorola may assign this Agreement, provided that Motorola, Inc. shall remain liable for performance hereunder. This Agreement shall not be otherwise assigned by either party without the prior written consent of the other party. In conjunction with any agreed to assignment of this Agreement, Motorola agrees to license the assignee pursuant to the terms set forth in Exhibit "F". A reasonable new Software License Fee may be required of any successive owner of iDEN infrastructure Equipment.

       19.4 Notwithstanding anything to contrary elsewhere in this Agreement, Customer may pledge, mortgage or otherwise assign all or any portion of this Agreement or any orders hereunder (or any combination thereof) to one or more providers of debt or equity financing (provided any such intended assignee is not a person or entity listed on the United States Department of Commerce Denied Parties List or to a person or entity residing in a country to which export of the iDEN Equipment is prohibited under United States law) upon terms and conditions satisfactory to Customer, provided that (i) Customer will remain liable for all obligations arising out of this Agreement, (ii) the assignee agrees in writing that the terms and conditions of this Agreement shall apply to and be binding upon the assignee to the same extent as Customer, to the extent that the assignee is exercising any right under this Agreement, (iii) in addition to any rights conferred on the assignee, and Customer shall be treated as having placed the order and paid for purchases for purposes of all rights and benefits available to Customer under this Agreement.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

       19.5 Motorola retains the right to subcontract, in whole or in part, any effort required to fulfill its obligations under this Agreement, provided Motorola shall remain liable for performance hereunder.

       19.6   [*.]

       20.0   SWITCH IN TECHNOLOGY

              20.1 If Customer determines that iDEN technology is no longer suited to its needs in part or in whole and consequently commercially viable to provide reliable digital dispatch, short message service, voice interconnect, circuit switched data and packet data services, Customer shall give notice of such determination to Motorola describing, with reasonable specificity any technology failure(s) and/or the reasons for Customer's determination at least six (6) months in advance of any public announcement or formal contract to purchase alternate technology ("Alternate Technology").

              20.2 In the case of a switch to an Alternate Technology that Motorola manufactures or elects to manufacture, Customer shall give Motorola the opportunity to supply Fifty Percent (50%) of Customer's needs of the Alternate Technology for infrastructure equipment of the Alternate Technology for a period of three (3) years following a public announcement to change the technology.

              20.3 If Customer makes a switch to Alternate Technology and Customer fails to maintain operational iDEN infrastructure equipment at the majority of its commercial cell sites deployed at the date such switch is first publicly announced, all financing outstanding by Motorola or its affiliates to Customer and its wholly owned or controlled subsidiaries shall become immediately due and payable upon written notice by Motorola to Customer.

              20.4   If there is a Switch in Technology, the provisions of
                     Section 7.17 of the Agreement and Plan of Contribution and Merger among Nextel Communications, Inc., Motorola, Inc., ESMR, Inc., and ESMR SUB, Inc. dated August 4, 1994 shall apply and shall not in any manner be superceded by this Agreement.

21.0   GOVERNING LAW

       The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of state of Illinois without regard to its conflicts of laws provisions.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

22.0   ORDER OF PRECEDENCE

       In the event of an inconsistency in this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

       22.1 This Agreement and duly executed amendments thereto, with the latest amendment precedence over earlier amendments;

       22.2   The Price Book, as may be amended from time to time by Motorola;

       22.3 Purchase Orders and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

       22.4 Project Orders and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

       22.5 Quoted Orders and duly executed Change Orders thereto, with the latest Change Order taking precedence over earlier Change Orders;

       22.6   Exhibit "F" and all duly executed Amendments to Exhibit "F";

       22.7 All other Exhibits in alphabetical order and all duly executed Amendments or Change Orders to said Exhibits.

       Purchase Orders will be used only to identify the quantity and location for Equipment, Software or Services ordered. No other terms and conditions on such Purchase Orders shall apply, and the terms and conditions herein shall control.

23.0   NOTICE

       23.1 Notices required to be given by one party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by recognized express mail, by registered or certified post to the address below, postage prepaid, or by facsimile with a confirmation of transmission printed by sender's facsimile machine, and shall be effective upon receipt.

              23.1.1 Motorola shall send notices as follows:

                     Nextel Communications, Inc.
                     1505 Farm Credit Drive
                     McLean, VA 22102
                     Attention: Chief Technology Officer
                     [*]

                     With a copy to the attention of Customer's General Counsel.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

              23.1.2 Customer shall send notices as follows:

                     Motorola, Inc.
                     iDEN Infrastructure Division
                     1301 East Algonquin Road
                     Schaumburg, Illinois USA 60196
                     Attention: General Manager
                     [*]

                     With a copy to:

                     Motorola, Inc.
                     iDEN Infrastructure Division
                     1301 East Algonquin Road
                     Schaumburg, Illinois 60196
                     Attention: Director, Contracts and Licensing  [*]

       23.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

24.0   SURVIVAL OF PROVISIONS

       The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement then it shall survive.

25.0   COVENANT NOT TO SOLICIT EMPLOYMENT

       The parties hereto agree that during the period of time beginning with the execution of this Agreement and ending with the termination of this Agreement, neither party shall solicit any employee of the other involved in providing engineering, installation, integration, maintenance, and/or warranty service or to encourage such employee to work for the other. If, at any time, this provision is found to be overly broad under the laws of an applicable jurisdiction, this provision shall be modified as necessary to conform to such laws rather than be stricken herefrom.

26.0   GENERAL

       Failure or delay on the part of Motorola or Customer to exercise any right, power, or privilege hereunder shall not operate as a waiver. If any provision of this Agreement is contrary to, prohibited by or held invalid by any law, rule, order, or regulation of any government or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Section and paragraph headings used in this Agreement are for convenience only and are not to be used to construe the provisions of this Agreement.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

27.0   AUTHORITY

       Each party hereto represents and warrants that:

       27.1 It has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and has obtained or will obtain all necessary approvals, consents and authorizations of third parties and governmental authorities to perform and carry out its obligations hereunder;

       27.2 The persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;

       27.3 The execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and;

       27.4 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

28.0   TERM

       The term of this Agreement shall be from January 1, 1999 until [*] unless an Exhibit provides otherwise.

29.0   RE-EXPORTATION OF TECHNICAL DATA OR PRODUCTS

       Customer understands that all equipment, proprietary data, know-how, software, or other data or information obtained by Customer from Motorola is considered to be United States technology and is licensed for export and re-export by the United States Government. Customer therefore agrees that it will not, without the prior written consent of Motorola and the Office of Export Control, United States Department of Commerce, Washington, DC 20230, USA, knowingly export, re-export, or cause to be exported or re-exported, either directly or indirectly, any such equipment, proprietary data, know-how, software, or other data or information, or any direct or indirect product thereof, to any destination prohibited or restricted under United States law. Customer understands that the list of prohibited or restricted destinations may be amended from time to time by the United States Department of Commerce and that all such amendments shall be applicable to this Agreement.

30.0   DISPUTES AND DISPUTE RESOLUTION

       Motorola and Customer will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement cooperation. If those attempts fail, then, except for disputes related to alleged patent, copyright, or trademark infringement, the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Customer within thirty (30) days after written notice by the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. Venue for mediation shall be the United States of America. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a mini-trial.

       Any dispute which the parties cannot resolve through negotiation, mediation, or other form of ADR within four (4) months of the date of the initial demand for it may then be submitted to the Federal District Court of Delaware for resolution. The use of any ADR procedures will not be construed under the doctrines of latches, waiver, or estoppel to affect adversely the rights of either party. And nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

31.0   LANGUAGE

       The definitive text of this Agreement and its Exhibits shall be in English and all communications between the parties in the course of the present Agreement shall be made in English.

32.0   GOVERNMENT CONTRACTS

       In the event that Customer elects to provide goods or services to a Governmental Entity (defined herein), Customer does so solely at its option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such Governmental Entity. Customer remains solely and exclusively responsible for compliance with all statutes, regulations, and provisions governing sales to such entity. Motorola makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, services, or prices to satisfy any statues, regulations, or provisions governing sales of goods or services to such Governmental Entity. The term "Governmental Entity" as used above includes any United States federal, state, or local government, agency, or instrumentality as well as any non-United States government, agency, or instrumentality.

33.0   SEVERABILITY

       In the event that any one or more of the provisions contained in the Agreement or in any of the Exhibits hereto should be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall endeavor in good faith to replace any

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement invalid, illegal, or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provision.

34.0   ENTIRE AGREEMENT

       This Agreement and the Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements, and representations, whether oral or written, and whether or not executed by Motorola and Customer. The subject matter of this Agreement is iDEN Infrastructure Equipment purchases. Documents or agreements relating to Motorola's equity in Customer, Customer's purchases of Subscriber Equipment or Motorola financing agreements are not superseded by this Agreement. The Equipment and Services purchased on or before December 31, 1998 under the terms and conditions of the parties' Enhanced Specialized Mobile Radio System Equipment Purchase Agreement dated as of November 4, 1991 as heretofore amended shall be governed by such agreement. The terms and conditions for use of all Software, whenever purchased, shall be as set forth in this Agreement. All Equipment, Software and Services purchased after January 1, 1999 shall be governed by the terms and conditions of this Agreement.

       No modification, Amendment, Change Order, or other change may be made to this Agreement or any Exhibit unless reduced to writing and executed by authorized representatives of both parties.

       The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer following execution of this Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, acknowledgment, a Change Order, or other form be considered an Amendment, or modification of this Agreement, even if such documents are signed by representatives of both parties. Such preprinted terms and conditions shall be null and void and of no force and effect.

35.0   COUNTERPARTS

       This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

36.0   COMMENCEMENT OF WORK

       Motorola's obligations to commence work hereunder shall begin upon the date which Purchase Orders are acknowledged by Motorola or Project Orders or Quoted Orders are signed and delivered to both parties. All time periods for completion of Motorola's obligations shall commence on such date.

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement

THIS AGREEMENT IS EFFECTIVE AS OF THE 1ST DAY OF JANUARY, 1999 ("EFFECTIVE
DATE").

MOTOROLA, INC.                                     NEXTEL COMMUNICATIONS, INC.

By:                                                By:
       ------------------------------------               ------------------------------------
         (Authorized Signatory)                             (Authorized Signatory)

Name                                               Name
       ------------------------------------               ------------------------------------

Title:                                             Title:
       ------------------------------------               ------------------------------------

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                  EXHIBIT LIST

EXHIBIT "A" PROJECT ORDER FORM

EXHIBIT "B" TECHNICAL OVERVIEW: NOTES ON THE iDEN SYSTEM [*.]

EXHIBIT "C" SYSTEM PERFORMANCE CRITERIA AND ACCEPTANCE TEST PLAN

EXHIBIT "D" IMPLEMENTATION ENGINEERING, SITE PREPARATION, INSTALLATION AND INTEGRATION

EXHIBIT "E" SYSTEM MAINTENANCE

EXHIBIT "F" OBJECT-CODE COMPUTER PROGRAM LICENSE

EXHIBIT "G" TRAINING

EXHIBIT "H" DOCUMENTATION

EXHIBIT "I" ANNUAL VOLUME REBATE

EXHIBIT "J" DNUP MULTIPLIER RANGES AND NEXTEL DNUP MULTIPLIER

EXHIBIT "K" SMP PRO FORMA ANALYSIS

EXHIBIT "L" PRICE BOOK, [*]

EXHIBIT "M" LISTING OF "YEAR 2000 COMPLIANT" PRODUCTS

EXHIBIT "N" IPL FEES PER SUBSCRIBER

EXHIBIT "O" SMP PROPOSAL